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FOR IMMEDIATE RELEASE

              ON2.COM INC. TO LIST ON THE AMERICAN STOCK EXCHANGE

JUNE 29, 1999, NEW YORK, NY -- ON2.COM INC. (ASE: ONT) today announced it has received final approval to list its common stock on the American Stock Exchange
(ASE) under the ticker "ONT". On June 30, 1999, the Registrant announced that trading will begin on the American Stock Exchange on, June 30, 1999.

Formerly Applied Capital Funding, Inc., the Registrant changed its name to On2.com Inc. on June 15, 1999. In conjunction with the name change, the Registrant received a new CUSIP number for its Common Stock, 68338A 10 7. This number was issued on June 18, 1999 and supersedes the former number applicable to the Applied Capital Funding (OTC BB: ACFD) Common Stock, 03814W 10 9. Additionally, the Company has received DTC eligibility. For further inquiries in the trading of ONT, please contact the Company's transfer agent, Corporate Stock Transfer, Inc., at (303) 595-3300.

On2.com Inc. is leveraging its leading TrueMotion(R) VP3 video technology to develop the Internet's first network of web channels designed exclusively for consumers with broadband access. The initial channels, which will include On2Movies, On2Music and On2Games, blend TV quality video with the interactive capabilities of the Internet. TrueMotion(R) video compression technology was developed by The Duck Corporation, an On2.com Inc. subsidiary.

This release contains statements that constitute forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors.
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Contacts:

Investors:  Barry Shereck                         Chris Plunkett/Ryan Barr
            Chief Financial Officer               Brainerd Communicators, Inc.
            On2.com Inc.                          212-986-6667
            212-941-2400


Press:      Ann Travers
            Brainerd Communicators, Inc.
            212-986-6667